As filed with the Securities and Exchange Commission on November 3, 2023.

Registration No. 333-83872

Registration No. 333-131767

Registration No. 333-148619

Registration No. 333-201534

Registration No. 333-227017

Registration No. 333-259922

Registration No. 333-272178

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-83872

FORM S-8 REGISTRATION STATEMENT NO. 333-131767

FORM S-8 REGISTRATION STATEMENT NO. 333-148619

FORM S-8 REGISTRATION STATEMENT NO. 333-201534

FORM S-8 REGISTRATION STATEMENT NO. 333-227017

FORM S-8 REGISTRATION STATEMENT NO. 333-259922

FORM S-8 REGISTRATION STATEMENT NO. 333-272178

UNDER

THE SECURITIES ACT OF 1933

CRESTWOOD EQUITY PARTNERS LP

(Pachyderm Merger Sub LLC as successor by merger to Crestwood Equity Partners LP)

(Exact name of registrant as specified in its charter)

Delaware	43-1918951
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(214) 981-0700

(Address of Principal Executive Offices) (Zip Code)

Inergy Employee Unit Purchase Plan

Crestwood Equity Partners LP Long Term Incentive Plan

Crestwood Equity Partners LP 2018 Long Term Incentive Plan

Crestwood Equity Partners LP Employee Unit Purchase Plan

(Full titles of the plans)

Thomas E. Long

Co-Chief Executive Officer

Energy Transfer LP

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(214) 981-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James M. Wright Executive Vice President, General Counsel and Chief Compliance Officer Energy Transfer LP 8111 Westchester Drive, Suite 600 Dallas, Texas 75225 (214) 981-0700	Julian Seiguer, P.C. Sean T. Wheeler, P.C. Debbie P. Yee, P.C. Atma J. Kabad Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 (713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These post-effective amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Crestwood Equity Partners LP, a Delaware limited partnership (f/k/a Inergy, L.P.) (“Crestwood”), with the Securities and Exchange Commission:

•

Registration Statement on Form S-8 (No. 333-83872), filed on March 6, 2002, registering 50,000 common units representing limited partner interests (the “Common Units”) in Crestwood under the Inergy Employee Unit Purchase Plan;

•	Registration Statement on Form S-8 (No. 333-131767), filed on February 10, 2006, registering 1,735,100 Common Units under the Crestwood Equity Partners LP Long Term Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-148619), filed on January 11, 2008, registering 3,264,900 Common Units under the Crestwood Equity Partners LP Long Term Incentive Plan;

•	Registration Statement on Form S-8 (No. 333-201534), filed on January 16, 2015, registering 10,000,000 Common Units under the Crestwood Equity Partners LP Long Term Incentive Plan;

•

Registration Statement on Form S-8 (No. 333-227017), filed on August 24, 2018, registering 6,000,000 Common Units under the Crestwood Equity Partners LP 2018 Long Term Incentive Plan and registering 1,500,000 Common Units under the Crestwood Equity Partners LP Employee Unit Purchase Plan;

•	Registration Statement on Form S-8 (No. 333-259922), filed on September 30, 2021, registering 4,800,000 Common Units under the Crestwood Equity Partners LP 2018 Long Term Incentive Plan; and

•	Registration Statement on Form S-8 (No. 333-272178), filed on May 24, 2023, registering 2,500,000 Common Units under the Crestwood Equity Partners LP 2018 Long Term Incentive Plan.

Reference is made to the Agreement and Plan of Merger dated as of August 16, 2023, by and among Crestwood, Energy Transfer LP, a Delaware limited partnership (“Energy Transfer”), Pachyderm Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer (“Merger Sub”), and, solely for the purposes set forth therein, LE GP, LLC, a Delaware limited liability company and the sole general partner of Energy Transfer, pursuant to which Crestwood merged with and into Merger Sub (the “Merger”), with Merger Sub continuing as the surviving entity.

On November 3, 2023, in connection with the consummation of the Merger, Crestwood has terminated all offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by Crestwood in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offerings, Merger Sub, as successor to Crestwood, hereby removes from registration by means of these Post-Effective Amendments all such securities registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of all such securities and Merger Sub, as successor to Crestwood, hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 3, 2023.

PACHYDERM MERGER SUB LLC
(as successor by merger to Crestwood Equity Partners LP)

By:	/s/ Dylan A. Bramhall
Name: Dylan A. Bramhall
Title: Executive Vice President & Group Chief Financial Officer

No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 under the Securities Act of 1933, as amended.

3